Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



          We hereby consent to the incorporation by reference in the Registration Statements of Conseco, Inc. (File Nos. 33-57079, 33-56901, 33-57931, 33-40556, 33-58710, 33-58712, 333-10297, 333-18037, 333-18581,
333-19783, 333-23251, 333-28305, 333-32615, 333-32617, 333-32621, 333-41114,
333-83607, 333-51123, 333-83465, 333-85825, 333-68264, 333-68466, 333-68742,
333-89864 and 333-90032) of our report dated April 11, 2003, on our audits of the consolidated financial statements and financial statement schedules of Conseco, Inc. as of December 31, 2002 and 2001, and for the years ended December 31, 2002, 2001 and 2000, which report is included in this Annual Report on Form 10-K.



                                        /s/ PRICEWATERHOUSECOOPERS LLP
                                        ------------------------------
                                        PricewaterhouseCoopers LLP



Indianapolis, Indiana
April 11, 2003